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                                                                    Exhibit 1(b)

                                                                 Draft of 7/5/95
                             McDonald's Corporation

                               U.S. $584,662,000

                          Medium-Term Notes, Series E

              Due from Nine Months to 60 Years from Date of Issue

                          U.S. DISTRIBUTION AGREEMENT

                                                         _________________, 1995

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headuarters
North Tower, World Financial Center
23rd Floor
New York, New York   10281

Goldman Sachs & Co.
85 Broad Street
New York, New York  10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York 10020

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

     McDonald's Corporation, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of its Medium-Term Notes, Series E due from nine months to 60 years from date of issue having an aggregate
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initial public offering price or purchase price of up to U.S.$584,662,000 or its equivalent in foreign currencies or currency units, including European Currency Units (the "Notes").

     The Notes are to be issued under an indenture dated as of March 1, 1987 between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association) (the "Trustee") and any indentures supplemental thereto (collectively, the "Indenture"), will be issued in fully registered definitive form in denominations of $100,000 and integral multiples of $1,000 in excess thereof (or in such other denominations as shall be provided in a supplement to the Basic Prospectus referred to below). Notes may bear interest at fixed or floating rates to be provided in a supplement to the Basic Prospectus referred to below, and may, whether or not bearing interest, be issued with original issue discount. The Notes may be issued in amounts denominated in United States dollars or in amounts denominated in foreign currencies or in the European Currency Unit or other composite currencies. References herein to amounts stated in United States dollars shall be deemed to refer to the equivalent amount of foreign currency or European Currency Units or other composite currency to the extent applicable.

     Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters, the Company hereby appoints each of you (individually as "Agent" and collectively the "Agents") as an agent for the purpose of soliciting offers to purchase the Notes from the Company by others and agrees that if and whenever the Company determines to sell Notes directly to an Agent as principal for resale to others it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, severally but not jointly, to use its reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of the Notes.

     1.   Representations and Warranties.  The Company represents and warrants
          ------------------------------
to and agrees with each Agent as follows:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 33-_____) and such registration statement has become effective, for the registration under the Securities Act of the offering of the Notes. Such registration statement, including the exhibits thereto, as amended at the date of the sale of any Notes, is hereinafter called the "Registration Statement". The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Company has duly authorized the issuance of the Notes. The Registration

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          Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Securities Act, supplements to the prospectus relating to the Notes included in the Registration Statement, which will describe certain terms of the Notes, and prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement is called the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements specifically relating to any Notes sold pursuant to this Agreement (a "Prospectus Supplement"), as filed with, or transmitted for filing with, the Commission pursuant to Rule 424 under the Securities Act. Any reference herein to the Registration Statement, Basic Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which have been filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Notes, when such part became effective or was incorporated by reference into the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (iv) the Registration Statement and the Prospectus do not contain and, as further amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this Section l(b) do not apply to (a) that part of the Registration Statement that consists of the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of First Fidelity Bank, National Association, as Trustee under the Indenture, or (b) statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by an Agent, relating to such Agent, expressly for use therein.

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     2.   Solicitations as Agent; Purchases as Principal.
          ----------------------------------------------

     (a)  Solicitations as Agent.  On the basis of the representations and
          ----------------------
          warranties herein contained, but subject to the terms and conditions herein set forth, each Agent will use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented; provided,
                                                                   --------
          however, that each Agent hereby represents and agrees that it will not
          -------
          make any representations or use any information other than that set forth in the Prospectus (as then amended or supplemented) or solicit any offer to purchase the Notes other than by means of such Prospectus as then amended or supplemented.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of notice from the Company, each Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During the period of time that this Agreement is suspended the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 3(i),
          (j) and (k); provided, however, that no Agent shall be required to
                       --------  -------
          resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions or letters as requested by such Agent if any of the events described in Section 3(i), (j) or (k) have occurred during the period of suspension.

          The Company agrees to pay each Agent, as consideration for the sale of any Notes resulting from a solicitation made by it, a commission in the form of a discount from the principal amount of each Note sold by the Company hereunder as a result of such solicitation. With respect to Notes with a term of nine months to 30 years, such commission will be equal to the following percentage of the principal amount of such
          Note:

                                Term                     Commission Rate
                                ----                     ---------------

               From 9 months to less than one year            0.125%
               From one year to less than 18 months           0.150%
               From 18 months to less than 2 years            0.200%
               From 2 years to less than 3 years              0.250%
               From 3 years to less than 4 years              0.350%
               From 4 years to less than 5 years              0.450%
               From 5 years to less than 6 years              0.500%
               From 6 years to less than 7 years              0.550%
               From 7 years to less than 10 years             0.600%
               From 10 years to less than 20 years            0.625%
               From 20 years to 30 years                      0.750%

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          and with respect to Notes with a term in excess of thirty years such commission will be negotiated between the Company and the applicable Agent at the time of sale. The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes. The Agents are authorized to solicit offers to purchase Notes only in the minimum principal amount of $100,000 or any amount in excess thereof that is a whole multiple of $1,000 (or in such other minimum purchase amounts and multiples thereof as are described in a supplement to the Basic Prospectus). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it as agent which in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein.

     (b)  Purchases as Principal.  Each sale of Notes to an Agent as principal
          ----------------------
          shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to such Agent and the purchase and re-offering thereof by such Agent. Each such separate agreement (which may initially be an oral agreement, to be subsequently confirmed in writing) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased pursuant thereto, the maturity date thereof, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes (the "Settlement Date") and any other relevant terms. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Sections 3 and 4 hereof.

     (c)  Procedures. Each Agent and the Company agree to perform the respective
          ----------
          duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and each Agent; provided that with respect to any single issuance of
                      --------
          Notes, the Procedures may be

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          modified by written agreement of the Company and the Agents soliciting the purchase of such Notes (or purchasing such Notes pursuant to a Terms Agreement).

     (d)  Delivery.  The documents required to be delivered by Section 4 of this
          --------
          Agreement shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, at One Liberty Plaza, New York, New York 10006, not later than 5:00 p.m. New York City time, on the date hereof, or at such other time and/or place as each Agent and the Company may agree upon in writing (the "Commencement Date").

     3.   Agreements.  The Company agrees with each Agent that:
          ----------

     (a) Prior to the termination of the offering of the Notes pursuant to this Agreement, the Company will not file any amendment to the Registration Statement or any Prospectus Supplement relating to the Notes unless the Company has previously furnished to each Agent (or, in the case of Prospectus Supplements setting out only the interest rate, maturity and other terms of Notes ("Pricing Supplements"), the Agent that has solicited the applicable offer of Notes) a copy thereof for its review and will not file any such proposed amendment or supplement to which any Agent (or, in the case of Pricing Supplements, the Agent that has solicited the applicable offer of Notes) reasonably objects; provided,
                                                                       --------
          however, that the foregoing requirement shall not apply to any of the
          -------
          Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or to any Pricing Supplement applicable to Notes sold by the Company directly to investors on its own behalf; and provided further that
                                                       -------- -------
          without the consent of, but after consultation with, the Agents, including the furnishing of drafts thereof, the Company may file any such proposed amendment or Prospectus Supplement which in the opinion of its counsel it is required by law to file. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be mailed to the Commission for filing pursuant to Rule 424(b) or will promptly cause each Prospectus Supplement to be filed with the Commission pursuant to said Rule. The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. If the

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          Company files any amendment to the Registration Statement or any
          Prospectus Supplement, which filing does not require the consent of the Agents, the Company will provide each Agent with a copy of such document promptly after the filing thereof and no Agent shall be obligated to solicit offers for the purchase of Notes so long as it is not reasonably satisfied with such document.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with the Securities Act, the Company will immediately notify each Agent to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented; and if the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it will so advise each Agent promptly by telephone (with confirmation in writing) and will prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented which will include a description of such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Agent in such quantities as it may reasonably request; and, if such amendment or supplement and any documents, certificates and opinions furnished to an Agent pursuant to paragraph (f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement such Agent will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes any Agent may own as principal has been completed, if any event occurs or condition exists as a result of which it is necessary to amend or supplement the Registration Statement or Prospectus to make the information therein comply with the Securities Act or complete or accurate in all material respects, the Company agrees to provide such Agent with immediate notice by telephone (with confirmation in writing) to cease sales of any Notes, and the Company will forthwith prepare and furnish, at its own expense, any amendments or supplements to the Registration Statement or Prospectus, satisfactory in all respects to such Agent, in such quantities as it may reasonably request. If such amendment or supplement and any documents, certificates and opinions furnished to an Agent pursuant to paragraph (f) below in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement to the Registration Statement or Prospectus such Agent may resume its resale of the Notes as principal.

     (c) As soon as practicable, the Company will make generally available to its security holders and to each Agent an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company (other than the last fiscal quarter of any fiscal year) during which the effective date of any post-effective amendment to the Registration Statement occurs, not later than 90 days after the end of the fiscal year beginning at the end of each last fiscal quarter of any fiscal year of the Company during which the effective date of any post-effective amendment to the Registration Statement occurs, and not later than 90 days after the end of each fiscal year of the Company during which any Notes were issued, the Company will make generally available to its securityholders an earnings statement covering such 12-month period or such fiscal year, as the case may be, that will satisfy the provisions of such Section 11(a) and Rule 158.

     (d) The Company will furnish to each Agent, without charge, three conformed copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as any Agent may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

     (e) (1) The Company will make every reasonable effort to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Agent shall reasonably request and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as any Agent may designate; provided, however, that the
                                                    --------  -------
          Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, and (2) the Company or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of, and for so long as there are outstanding any, Notes denominated in Japanese yen.

     (f) During the term of this Agreement the Company shall furnish to each Agent such certificates of officers of the Company relating to the business, operations

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          and affairs of the Company and its subsidiaries, the Registration
          Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder as such Agent may from time to time reasonably request.

     (g) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's accountants and of the Trustee and Paying Agent and their respective counsel, (iv) the qualification of the Notes under securities laws in accordance with the provisions of
          Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Basic Prospectus and any amendments or supplements thereto (including Pricing Supplements), (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky Memorandum and (vii) any fees charged by rating agencies for the rating of the Notes.

          The Company will also, whether or not any sale of the Notes is consummated, reimburse the Agents promptly upon receipt of an invoice therefor for the reasonable fees of their counsel, as agreed by the Company and the Agents, incurred in connection with the preparation of this Agreement and the offering and sale of the Notes as well as any reasonable disbursements and out-of-pocket expenses incurred by such counsel, as agreed by the Company and the Agents.

     (h) Each acceptance by the Company of an offer for the purchase of Notes solicited by an Agent, and each sale of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent or to such Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Basic Prospectus as amended and supplemented to each such time).

     (i) Each time the Registration Statement or the Basic Prospectus is amended or supplemented, (other than by a Pricing Supplement or an amendment or supplement providing for a change deemed immaterial in the reasonable opinion of the Agents), if so requested by any Agent, and each time the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to the relevant Agent or Agents a certificate of the Company signed by the Chairman of the Board, the President, the Vice Chairman of the Board, any Vice President or the Treasurer, dated the date of the effectiveness of such amendment or filing or supplement or sale, as the case may be, in form reasonably satisfactory to such Agent or Agents, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such certificate.

     (j) Each time the Registration Statement or the Basic Prospectus is amended or supplemented, if in the reasonable judgment of any Agent (or, in the case of a Pricing Supplement, in the reasonable judgment of the Agent that has solicited the offer to purchase the relevant Notes) the information contained in the amendment or supplement is of such nature that an opinion of counsel should be furnished, and each time the Company sells Notes to an Agent pursuant to a Terms Agreement, if so indicated in the applicable Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of counsel of the Company. Any such opinion shall be dated the date of such amendment or supplement or the date of such sale, as the case may be, shall be in a form satisfactory to such Agent and shall be of the same tenor as the opinion referred to in
          Section 4(b)(i) but modified to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to such Agent may furnish to such Agent a letter to the effect that it may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such letter).

     (k) Each time that the Registration Statement or the Basic Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Basic Prospectus, if so requested by any Agent, or each time the Company sells Notes to an Agent pursuant to a Terms Agreement, if so indicated in the applicable Terms Agreement, the Company shall cause its independent auditors forthwith to furnish each Agent or such Agent, as appropriate, with a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in a form satisfactory to the recipient, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement and the Basic Prospectus, as amended or supplemented to the date of such letter.

     (l) Between the date of any Terms Agreement and the Settlement Date, or such later date as may be specified in such Terms Agreement, with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent which is a party to such Terms Agreement, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar in currency, maturity and other material terms to the Notes, other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) debt securities issued for consideration other than cash and (iii) commercial paper in the ordinary course of business, except as may otherwise be provided in any such Terms Agreement.

     (m) The Company will not issue any Notes except as have been duly authorized by all necessary corporate action on the part of the Company.

     (n) The Company will not issue any Notes directly to investors or through other agents, dealers or underwriters except in accordance with applicable law.

     4.   Conditions of the Obligations of the Agents.  The obligations of each
          -------------------------------------------
Agent to solicit offers to purchase the Notes as agent of the Company and to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened, and there shall have been no material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Registration Statement or the Prospectus as amended or supplemented to such date.

     (b) At the Commencement Date, such Agent shall have received, and at each Settlement Date with respect to any applicable Terms Agreement to which such Agent is a party, if called for by such Terms Agreement, such Agent shall have received:

          (i) The opinion, dated as of such date, of either Shelby Yastrow, Senior Vice President, General Counsel and Secretary for the Company or Gloria Santona, Assistant General Counsel, Vice President and Assistant Secretary for the Company, to the effect that:

               (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all corporate power and authority to own its properties and conduct its business as set forth in the Prospectus, except where such failure to be so qualified or be in good standing cannot be reasonably expected to have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

               (B) Each of the Significant Subsidiaries of the Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, and all of the issued and outstanding shares of capital stock of each Significant Subsidiary (except McDonald's Australia Limited and McDonald's Property Company Limited, of which the Company directly or indirectly owns a majority of the capital stock) are owned, directly or indirectly, by the Company, have been duly authorized and validly issued, and (except in the case of McDonald's Deutschland, Inc., formerly McDonald's System of Germany, Inc.) are fully paid and non-assessable, and are so owned free and clear of any claim, lien, encumbrance or security interest except where such failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

               (C) This Agreement (and, if the opinion is being given pursuant to Section 3(j) on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

               (D) The Indenture has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act.

               (E) The Notes have been duly authorized and, when (1) executed and authenticated in accordance with the Indenture, (2) paid for by the purchasers thereof and (3) delivered to such purchasers, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

               (F) The Registration Statement and any amendments thereto is effective under the Securities Act, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened by the Commission.

               (G) The execution, delivery and performance of this Agreement, the Notes and the Indenture will not contravene any provision of applicable law or the Restated Certificate of Incorporation or By-Laws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes and the Indenture, except such as are specified and have been obtained and except that the offer and sale of the Notes in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions.

                (H) The statements in the Prospectus under the captions
                    "Description of Debt Securities", "Description of Registered Notes", "Plan of Distribution" and "United States Tax Considerations" insofar as such statements constitute summaries of the documents, proceedings or matters referred to therein, are accurate summaries of such documents, proceedings and matters.

                (I) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

               (J) Such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act (except for financial statements included therein as to which such counsel need not express any opinion) and incorporated by reference in the Registration Statement and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder; (2) has no reason to believe that (except for financial statements included therein as to which such counsel need not express any belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Notes, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder; and (4) has no reason to believe that (except for financial statements included therein as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               It is understood that such counsel may limit his or her opinion to the laws of the United States of America, the laws of the State of Illinois, and the General Corporation Law of the State of Delaware.

               The opinions set forth in paragraphs (i)(D) and (i)(E) above regarding the valid and binding nature of the Indenture and the Notes may be limited by the inclusion of statements to the effect that their enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the enforceability of creditors' rights generally, and general principles of equity. The opinions set forth in paragraphs (i)(D) and (i)(E) above may be further limited by inclusion of a statement to the effect that insofar as such opinions relate to Notes denominated in a currency other than United States dollars, the effective enforcement of a foreign currency claim in the federal or state courts of the State of New York may be limited by requirements that a claim (or a foreign currency judgment in respect of such a claim) be converted into United States dollars at the rate of exchange prevailing on the judgment date.

               For purposes of paragraph (i)(B) above, the term "Significant Subsidiaries" shall mean the list of the Company's domestic and foreign subsidiaries appearing in Exhibit 21 (or any successor exhibit) to the Company's most recently filed Annual Report on Form 10-K as of the Commencement Date or the applicable Settlement Date, as the case may be.

          (ii) The opinion dated as of such date, of Cleary, Gottlieb, Steen & Hamilton, counsel to you, covering the matters in paragraphs
               (i)(C), (i)(D), (i)(E), (i)(H) (with respect only to the statements under the caption "Description of Debt Securities", "Description of Registered Notes" and "Plan of Distribution") and clauses (3) and (4) of (i)(J) above, provided that with respect
                                                    --------
               to clauses (3) and (4) of (i)(J) above,
               such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and review and discussion of the contents thereof including documents incorporated by reference) but is without independent check or verification except as specified.

     (c) On the Commencement Date, and at each Settlement Date with respect to any Terms Agreement to which such Agent is a party, the Company shall have furnished to such Agent, a certificate of the Company, signed by the Chairman of the Board, the President, the Vice Chairman of the Board, any Vice President or the Treasurer, dated as of the Commencement Date or such Settlement Date, to the effect that the signer of such certificate has examined the Registration Statement, the Basic Prospectus, any Prospectus Supplement and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, there has been no material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, as amended or supplemented.

     (d) On the Commencement Date, and at each Settlement Date with respect to any Terms Agreement to which such Agent is a party, if called for by such Terms Agreement, the Company's independent auditors shall have furnished to such Agent, a letter or letters, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to it, confirming that they are independent auditors within the meaning of the Securities Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus as then amended or supplemented.

     (e) On the Commencement Date and at each Settlement Date with respect to any Terms Agreement to which such Agent is a party, the Company shall have furnished to such Agent such appropriate further information, certificates and documents as it may reasonably request.

     5.    Indemnification and Contribution.
           --------------------------------

     (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either
          Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or the Prospectus (if used within the period set forth in paragraph (b) of Section 3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in
                      --------  -------
          any such case to the extent that any such loss, claim, damage or liability is caused by (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein based upon information furnished in writing to the Company by an Agent relating to such Agent expressly for use therein; (ii) any untrue statement or alleged untrue statement or omission or alleged omission made in that part of the Registration Statement that consists of the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of First Fidelity Bank, National Association (formerly Fidelity Bank, National Association); or (iii) the fact that any Agent, as principal, sold Notes to a person, or Notes were sold to a person solicited by any Agent, to whom there was not sent or given, at or prior to the confirmation of such sale, a copy of the Prospectus as most recently amended or supplemented, and such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the form of the Prospectus most recently provided by the Company to such Agent.

     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company and each other Agent and any person controlling such Agent to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished in writing by it expressly for use in the Registration Statement or the Prospectus.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraph (a) or (b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent participating in the offering of Notes that gave rise to such losses, claims, damages or liabilities (a "Relevant Agent") on the other from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Relevant Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Relevant Agent on the other in connection with the offering of such Notes shall be deemed to be in the same respective proportion as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Relevant Agent in respect thereof. The relative fault of the Company on the one hand and of each Relevant Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          If more than one Agent is a Relevant Agent in respect of a proceeding, each Relevant Agent's obligation to contribute pursuant to this
          Section 5 shall be several and not joint, and shall be in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding.

     (e) The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does
             --- ----
          not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the caption "Plan of Distribution" in the Prospectus Supplement dated July ___, 1995 relating to the Notes constitute the only information furnished in writing by or on behalf of any Agent for inclusion in the Basic Prospectus or such Prospectus Supplement and the Agents confirm that such statements are correct.

     6.    Restrictions on Offers and Sales of Registered Notes.
           ----------------------------------------------------

     (a) Each Agent represents and agrees that it will not offer or sell any Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person during the period of 90 days from the issue date of such Note (which
          Note is denominated in Japanese yen) or 180 days from the issue date of the Note (which Note is a dual currency Note, reverse dual currency Note or optional dual currency Note) and that thereafter it will not do so, except under circumstances that will result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole. Furthermore, in connection with the issuance of Notes denominated in Japanese yen, the Company and each Agent agree to comply with all applicable laws, regulations and guidelines as amended from time to time of the Japanese governmental and regulatory authorities.

     (b) No Notes denominated in Japanese yen shall be sold without the specific approval of the Japanese Ministry of Finance, except for single currency Notes repayable at their non-variable principal or redemption amount and bearing interest at a fixed rate or by reference to yen LIBOR (plus or minus a spread) and structured Notes, such as Nikkei-linked and DAX-linked issues, in each case which have heretofore been permitted by the Japanese Ministry of Finance.

     7.    Position of the Agents.  In soliciting offers to purchase the Notes,
           ----------------------
each Agent is acting solely as agent for the Company, and not as principal.
Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company, but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will any Agent be obligated to purchase any Notes for its own account other than pursuant to, and subject to the conditions set forth in, any Terms Agreement.

     8.   Termination.  This Agreement may be terminated at any time either (a)
          -----------
by the Company as to any Agent or (b) by any Agent, insofar as this Agreement relates to such Agent, upon the giving of written notice of such termination to the other parties hereto. In the event of such termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred. Any Terms Agreement may be terminated, immediately upon notice to the Company, at any time prior to the Settlement Date relating to a Terms Agreement (i) if there has been, since the respective dates as of which information is given in the Registration Statement, as amended to the date of such Terms Agreement, any material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, or (ii) if there has occurred any material outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Agent which is a party to such Agreement, impracticable to market the Notes, or (iii) if trading in securities generally on the New York Stock Exchange or the American Stock Exchange has been suspended or materially limited or if a general moratorium on commercial banking activities has been declared by either federal or New York State authorities. In the event of termination of this Agreement or any Terms Agreement, no party shall have any liability to the other parties hereto, except (1) as provided in the first two sentences of the third paragraph of Section 2(a) (with respect to any commissions earned by the Agents but not yet paid by the Company at the time of such termination), Section 3(g), Section 5 and Section 9 and (2) if, at the time of termination, an Agent shall own any Notes purchased pursuant to a Terms Agreement entered into prior to the termination of this Agreement with the intention of reselling them or an offer to purchase any Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, as provided in Sections 3(b) through 3(e)(1), 3(h) through 3(k) and 3(n) hereof; provided that
                                                                  --------
the exception set forth in clause (2) of this sentence shall be of no further force or effect immediately after the earlier of (i) resale or delivery, as the case may be, of the Notes referred to in such clause and (ii) in the case of Notes purchased pursuant to a Terms Agreement entered into prior to the termination of this Agreement, a date 270 calendar days from the date of such termination. The provisions of Sections 3(e)(2), 3(g), 5 and 9 hereof shall survive the termination or cancellation of any Terms Agreement.

     9.   Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and each Agent set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Notes.

     10.   Notices.  All communications hereunder will be in writing and
           -------
effective only on receipt, and shall be mailed, delivered or sent by facsimile transmission and confirmed as follows:

     (i) if to Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch & Co., Merrill Lynch World Headquarters, North Tower, World Financial Center, 23rd Floor, New York, New York 10281, Attention:
           MTN Product Management;

     (ii)  if to Goldman Sachs & Co., at _________________________________

     (iii) if to J.P. Morgan Securities Inc., at 60 Wall Street, New York, New York 10260;

     (iv) if to Morgan Stanley & Co. Incorporated, at 4th Floor, 1221 Avenue of the Americas, New York, New York 10020, Attention: Managing Director, Short- and Medium-Term Note Department; and to Morgan Stanley & Co. Incorporated, at 28th Floor, 1251 Avenue of the Americas, New York, New York 10020, Attention: Investment Banking Information Center, Peter Cooper; and

     (v) if to PaineWebber Incorporated, at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attention: James W. Kilman, Jr.;

     (vi) if to Salomon Brothers Inc, at Seven World Trade Center, 32nd Floor, New York, New York 10048, Attention: Medium-Term Note Department; and

     (vii) if to the Company, at One McDonald's Plaza, Oak Brook, Illinois 60521, Attention: Treasurer, with a copy to the Controller;

or at such other address as any party may notify to the other parties hereto from time to time.

     11.   Successors. This Agreement and any Terms Agreement will inure to the
           ----------
benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

     12.  Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
          --------------
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                              Very truly yours,

                              McDONALD'S CORPORATION

                              By:
                                  ------------------------------------
                                  Title:  Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
   ---------------------------------
   Title:

GOLDMAN SACHS & CO.

By:
   ---------------------------------

MORGAN STANLEY & CO. INCORPORATED

By:
   ---------------------------------
   Title:


J.P. MORGAN SECURITIES INC.

By:
   ---------------------------------
   Title:


PAINEWEBBER INCORPORATED

By:
   ---------------------------------
   Title:


SALOMON BROTHERS INC

By:
   ---------------------------------
   Title

                                                                       Exhibit A

                             McDonald's Corporation

                          MEDIUM-TERM NOTES, SERIES E

                                TERMS AGREEMENT

                                                           _______________, 19__

McDonald's Corporation
One McDonald's Plaza
Oak Brook, Illinois 60521

Attention:  Treasurer


Re:  U.S. Distribution Agreement dated _________________, 1995

The undersigned agrees to purchase the following principal amount of your
Medium-Term Notes:    [Currency/Amount]

               Initial Public Offering Price:
               Stated Maturity:
               Purchase Price:
               Purchase Date and Time:
               Settlement Date and Time:
               Place of Delivery:
               Form:  Book-Entry __________ or
                      Certificated _____________
               Redeemable by Company: ___Yes ___No
                    Redemption Price Schedule:
                         Date  Price
                         ----  -----

               Repayable at option of Holder: ___Yes ___No
                    Repayment Price Schedule:
                         Date  Price
                         ----  -----

               For Fixed Rate Notes:
                    Interest Rate:
                    Interest Payment Dates:
                     (if other  than February 15 and August 15)
                    Regular Record Dates:
                     (if other than February 1 and August 1)

               For Floating Rate Notes:
                    Base Rate:
                    Initial Interest Rate:
                    Spread:
                    Spread Multiplier:
                    Index Maturity:
                    Interest Reset Period:
                    Interest Reset Dates:
                    Interest Payment Dates:
                    Maximum Interest Rate, if any:
                    Minimum Interest Rate, if any:
               For Indexed Notes:
                    [specify appropriate terms]
               For Original Issue Discount Notes:
                    [specify appropriate terms]
               For Amortizing Notes:
                    [specify amortization schedule]

               (Other terms)

     The provisions of Sections 1, 2(b), 2(c), 2(d), 3 through 6 and 8 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

     [The certificates referred to in Section 3(i) of the Distribution Agreement, the opinion referred to in Section 3(j) of the Distribution Agreement and the auditors' letter referred to in Section 3(k) of the Distribution Agreement will be required.]

     [The following opinions, letters, information, certificates and documents referred to in Section 4 of the Distribution Agreement will be required:]

     [The lockup period referred to in Section 3(l) shall extend to a date ____ calendar days after the Settlement Date.]

                              [NAME OF PURCHASER]


                              By:
                                    -----------------------------
                              Title:

Accepted as of the date written above:

McDONALD'S CORPORATION


By:
      ----------------------------
Title:

                                                                      Exhibit  B



                   Medium-Term Note Administrative Procedures
                   ------------------------------------------

          Medium-Term Notes, Series E (the "Notes") are to be offered on a continuing basis by McDonald's Corporation (the "Company"). Each of Merrill Lynch & Co., Goldman Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Salomon Brothers Inc as agent (each an "Agent"), has agreed to solicit offers to purchase the Notes and to purchase Notes, as principal, for its own account. The Notes are being sold pursuant to a U.S. Distribution Agreement between the Company and the Agents dated _____________, 1995 (the "Agreement"). The Notes will be in registered form and will be issued under an Indenture dated as of March 1, 1987, between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as trustee (the "Trustee"), and any indenture supplemental thereto. If any provision of these Administrative Procedures limits or conflicts with any provision of the form of Note attached to these Administrative Procedures as Annex I hereto, such provision in the form of Note shall be controlling.

          Each Note will be represented by either a Global Security (as defined hereinafter) (a "Registered Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Each Global Security representing Registered Notes will be delivered to Morgan Guaranty Trust Company of New York ("Morgan Guaranty" or the "DTC Agent"), acting as agent for The Depository Trust Company ("DTC"), and will be recorded in the book-entry system maintained by DTC (a "Book-Entry Note"). Only Registered Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. Except as set forth in the Basic Prospectus (as defined in the Agreement), an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents, the Paying Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents, the Paying Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes will be issued in accordance with the administrative procedures set forth in
Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or in the Basic Prospectus shall be used herein as therein defined.

            PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the DTC Agent will perform the custodial, document control and administrative functions described below for the Registered Notes. The DTC Agent will perform such functions in accordance with its respective obligations under a Letter of Representations from the Company and the DTC Agent to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between Morgan Guaranty and DTC, dated April 18, 1989 and as amended to date, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                On any date of  settlement  (as defined under
- - --------                 "Settlement" below) for one or more Fixed Rate Book-
                         Entry Notes, the Company will issue a single global security in fully registered form without coupons (a
                         "Global Security") representing up to $200,000,000 principal amount of all such Notes that have the same interest rate, Stated Maturity and redemption provisions. On any settlement date for one or more
                         Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $200,000,000 principal amount of all such Notes that have the same Base Rate, Initial Interest Rate, Index
                         Maturity, Spread or Spread Multiplier, Interest Reset
                         Period, Interest Payment Dates, redemption provisions,
                         Minimum Interest Rate (if any), Maximum Interest Rate
                         (if any) and Stated Maturity. On any settlement date for one or more Indexed Book-Entry Notes, the Company will issue a single Global Security representing up to $200,000,000 principal amount of all such Notes that have the same terms (as such terms are identified in the Pricing Supplement relating to such Notes). Each
                         Global Security will be dated and issued as of the date of its authentication by the Trustee for the Registered
                         Notes represented by such Global Security.  No Global
                         Security will represent (i) more than one of a Fixed
                         Rate, Floating Rate and Indexed Book-Entry Notes or
                         (ii) any Certificated Note.

Identification Numbers:  The Company has arranged with the CUSIP Service Bureau
- - ----------------------   of Standard & Poor's Corporation (the "CUSIP Service
                         Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) for the Registered Notes. Such series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The DTC Agent has obtained from the CUSIP Service
                         Bureau written lists of such reserved CUSIP numbers, and caused such lists to be delivered to the DTC Agent and to DTC. The DTC Agent will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service
                         Bureau periodically of the CUSIP numbers that the DTC Agent has assigned to Global Securities. The DTC Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the DTC Agent and to DTC.

Registration:            Each Global Security will be registered in the name of
- - ------------             CEDE & Co., as nominee for DTC.  The beneficial owner
                         of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more direct participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such
                         Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of a Book-Entry Note will be accomplished by
- - ---------                book entries made by DTC and, in turn, by Participants
                         (and in certain cases, one or more indirect
                         participants in DTC) acting on behalf of beneficial
                         transferors and transferees of such Note.

Exchanges:               The DTC Agent may deliver to DTC and the CUSIP Service
- - ---------                Bureau at any time a written notice of consolidation
                         specifying (i) the CUSIP numbers of two or more
                         Outstanding Global Securities that represent (A)

                         Fixed Rate Book-Entry Notes having the same interest rate, Interest Payment Date, redemption provisions and Stated Maturity and for which interest has been paid to the same date, (B) Floating Rate Book-Entry Notes having the same Base Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption and repayment provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Stated Maturity and for which interest has been paid to the same date or (C) Indexed Book-Entry Notes having the same terms (as such terms are identified in the Pricing Supplement relating to such Notes), (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and
                         (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the DTC Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the DTC Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the DTC Agent will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:              Each Book-Entry Note will mature on a date not less
- - ----------               than nine months nor more than 60 years after the
                         settlement date for such Note.  A Floating Rate Book-
                         Entry Note
                         will mature only on an Interest Payment Date for such Note.

                         Any Note denominated in Japanese yen will mature on a date not less than one year after the Original Issue Date for such Note and will not be subject to optional redemption or prepayment prior to such time.

Denominations:           Unless otherwise specified in the applicable Pricing
- - -------------            Supplement, Book-Entry Notes will be issued in
                         principal amounts of $100,000 or any amount in excess
                         thereof that is an integral multiple of $1,000,
                         provided that the minimum denomination of a Book-Entry
                         --------
                         Note denominated in Japanese yen shall be at least
                         1,000,000,000 yen. Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                General.  Interest, if any, on each Book-Entry Note
- - --------                 -------
                         will accrue from the Original Issue Date of the Global
                         Security representing such Note or from the last day to which interest has been paid thereon or duly provided for and will be calculated and paid in the manner described in such Note and in the applicable Pricing
                         Supplement.  The first payment of interest on any Book-
                         Entry Note originally issued between a Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Unless otherwise specified therein, each payment of interest for a Book-
                         Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Book-Entry Notes that reset daily or weekly, interest payments will include interest to and excluding the Regular Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such
                         Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global
                         Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

                         Regular Record Dates.  The Regular Record Date with
                         --------------------
                         respect to any Interest Payment Date for a Fixed Rate Book-Entry Note shall, unless otherwise specified, be the February 1 or August 1 (whether or not a Business
                         Day) immediately preceding such Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Book-Entry Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date.

                         Interest Payment Dates on Fixed Rate Book-Entry Notes.
                         -----------------------------------------------------
                         Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on February 15 and August 15 of each year and at Maturity; provided, however, that in the case of a Fixed Rate
                         --------  -------
                         Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                         Interest Payment Dates on Floating Rate Book-Entry
                         --------------------------------------------------
                         Notes.  Unless otherwise specified, interest payments
                         -----
                         will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise specified, interest will be payable, in the case of Floating Rate Book-Entry Notes that: reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified; reset quarterly, on the third Wednesday of March, June, September and December of each year; reset semiannually, on the third Wednesday of each of two months specified pursuant to Settlement Procedure "A" below; and reset annually, on the third Wednesday of the month specified pursuant to

                         Settlement Procedure "A" below; provided, however, that
                                                         --------  -------
                         if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided,
                                                                 --------
                         further, that in the case of a Floating Rate Book-Entry
                         -------
                         Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                         Notice of Interest Payment and Regular Record Dates.
                         ---------------------------------------------------
                         On the first Business Day of January, April, July and October of each year, the DTC Agent will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, Morgan Guaranty, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest: Fixed Rate Book-Entry Notes.  Interest on Fixed Rate
- - -----------------------  ---------------------------
                         Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                         Floating Rate Book-Entry Notes.  Interest rates on
                         ------------------------------
                         Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth herein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate or CMT, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal    Payment of Interest Only.  Promptly after each Regular
- - ---------------------    ------------------------
and Interest:            Record Date the DTC Agent will deliver to the Company
- - -------------            and DTC a written notice specifying the CUSIP number,
                         the amount of interest to be paid on each Global
                         Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest
                         Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Paying Agent will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                         Payments at Maturity.  On or about the first Business
                         --------------------
                         Day of each month, the DTC Agent will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. The Company, DTC and the DTC Agent will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due at such Maturity. The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Security representing Fixed Rate Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Paying Agent will cancel such Global Security and deliver it to the Company with an appropriate debit advice.

                         Manner of Payment.  The total amount of any principal
                         -----------------
                         and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in funds available for use by the Paying Agent as of 9:30 a.m. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Paying Agent to withdraw funds from an account maintained by the Company. The Company will confirm such instructions in writing to the Paying Agent. For Maturity, redemption and other principal payments, the Paying Agent will pay, prior to 10:00 a.m. (New York City time) on such date or as soon as possible thereafter, by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Security are recorded in the book-entry system maintained by DTC. Payments of interest shall be made to DTC in same day funds in accordance with existing arrangements in place between the DTC Agent and DTC. None of the Company, the Paying Agent or the DTC Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                         Withholding Taxes.  The amount of any taxes required
                         -----------------
                         under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon Company's
- - -------------------------
Exercise of Optional Redemption:
- - -------------------------------
                         Company Notice to Trustee and Paying Agent regarding
                         ----------------------------------------------------
                         Exercise of Optional Redemption.  At least 45
                         -------------------------------
                         days prior to the date on which it intends to redeem a Book-Entry Note, the Company will notify the Trustee and Paying

                         Agent that it is exercising such option with respect to such Book-Entry Note on such date.

                         Paying Agent Notice to DTC regarding Company's Exercise
                         -------------------------------------------------------
                         of Optional Redemption.  After receipt of notice that
                         ----------------------
                         the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date of such Book-Entry Note, deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                         Deposit of Redemption Price.  On or before any
                         ---------------------------
                         redemption date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. The Paying Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Acceptance of Offers:    The Company will have the sole right to accept offers
- - --------------------     to purchase Registered Notes.  Each Agent will
                         communicate orally or in writing each reasonable offer to purchase Registered Notes received by it. The
                         Company may reject any offer in whole or in part.  Each
                         Agent may reject any offer received by it in whole or in part in its reasonable discretion.

Settlement:              The receipt by the Company of immediately available
- - ----------               funds in payment for a Book-Entry Note and the
                         authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the next Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on a later date.

Settlement Procedures:   Settlement Procedures with regard to each Book-Entry
- - ---------------------    Note sold by the Company through an Agent shall be as
                         follows:

                         A. Such Agent will advise the Company by telephone of the following settlement information:

                              1.    Principal amount.
                              2.    Maturity Date.
                              3. In the case of a Fixed Rate Book-Entry Note, the interest rate and repayment or redemption provisions (if any) or, in the case of a Floating Rate Book-Entry Note, the Base Rate, Initial Interest Rate (if known at such time), Index Maturity, Spread or Spread Multiplier (if any), Interest Reset Dates, Interest Reset Period, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and redemption provisions (if any) or, in the case of a in Indexed Book-Entry Note, the terms of such Notes as specified in the Pricing Supplement relating to such Note.
                              4.    Specified Currency.
                              5.    Settlement date.
                              6.    Issue Date.
                              7.    Issue Price.
                              8.    Interest Payment Period.
                              9.    Interest Payment Dates.
                              10.   Any information applicable to Original
                                    Discount Notes.
                              11. Agent's commission, determined as provided in Section 2 of the U.S. Distribution Agreement.

                         B. The Company will advise the DTC Agent by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above. The DTC Agent will then assign a CUSIP number to the Global Security representing such Note and advise the Agent of such number. Each such communication by the Company shall constitute a representation and warranty by the Company to the DTC Agent, the Trustee and such Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Note, and the Global Security representing such

                              Note, will conform with the terms of the Indenture.

                         C. The DTC Agent will enter a pending deposit message through DTC's Participant Terminal System, providing the following Settlement information to DTC, such Agent, Standard & Poor's Corporation and, upon request, the Trustee:

                              1. The information set forth in Settlement Procedure "A".
                              2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.
                              3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC Record Date (which term means the Regular Record Date, and in the case of Floating Rate Notes that reset daily or weekly the date that is five calendar days immediately preceding the applicable Interest Payment Date) and amount of interest, if known, payable on such Interest Payment Date.
                              4. Interest Payment Period or frequency of Interest Payment Dates.
                              5.    CUSIP number of the Global Security
                                    representing such Note.
                              6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                         D. The Company will complete and deliver to the DTC Agent the instructions necessary to complete the Global Security representing such Note, with a customer confirmation.

                         E. First National Bank of Chicago, as Authenticating Agent, will authenticate the Global Security representing such Note.

                         F. DTC will credit such Note to the DTC Agent's participant account at DTC.

                         G. The DTC Agent will enter an SDFS delivery order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the DTC Agent's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the DTC Agent's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the DTC Agent to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the DTC Agent is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the DTC Agent and DTC.

                         H. Such Agent will enter an SDFS delivery order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                         I. Transfers of funds in accordance with SDFS delivery orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                         J. The DTC Agent will credit to an account of the Company maintained at the DTC Agent funds available for immediate use in the amount transferred to the DTC Agent in accordance with Settlement Procedure "G".

                         K. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                         L. Periodically, the DTC Agent will send to the Company a statement setting forth the principal amount of Registered Notes Outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised the DTC Agent but which have not yet been settled.

Settlement Procedures    For orders of Book-Entry Notes solicited by an
- - ---------------------    Agent and accepted by the Company for settlement on
Timetable:               the first Business Day after the sale date, Settlement
- - ----------               Procedures "A" through "K" set forth above shall be
                         completed as soon as possible but not later than the respective times (New York City time) set forth below:

                         Settlement
                         Procedure     Time
                         ---------     ----
                         A             11:00 a.m. on the sale date
                         B             12:00 Noon on the sale date
                         C             2:00 p.m. on the sale date
                         D             3:00 p.m. on day before settlement date
                         E             9:00 a.m. on settlement date
                         F             10:00 a.m. on settlement date
                         G-H           2:00 p.m. on settlement date
                         I             4:45 p.m. on settlement date
                         J-K           5:00 p.m. on settlement date

                         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 Noon and 2:00 p.m., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 a.m. and 2:00 p.m., respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                         If settlement of a Book-Entry Note is rescheduled or cancelled, the DTC Agent will deliver to DTC through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:       If the DTC Agent fails to enter an SDFS delivery order
- - -----------------        with respect to a Book-Entry Note pursuant to
                         Settlement Procedure "G", the DTC Agent may deliver to
                         DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the DTC Agent's participant account.
                         DTC will process the withdrawal message, provided that the DTC Agent's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the DTC Agent will mark such Global Security "cancelled", make appropriate entries in the DTC Agent's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the DTC Agent will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Notes and shall be cancelled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
                         Security and shall bear the CUSIP number of the surrendered Global Security.

                         If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in return, the Agent that solicited the order to purchase such Book-Entry Note may enter SDFS delivery orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, the DTC Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the DTC Agent will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Rate Changes;
- - ---------------------------
Preparation of Pricing   The Company and the Agents will discuss from time to
- - ----------------------   time the rates to be borne by Registered Notes that
Supplements:             may be sold as a result of the solicitation
- - ------------             of offers by any Agent.  If any offer to purchase a
                         Registered Note is accepted by the Company, the Company will prepare a Pricing Supplement reflecting the terms of such Note and will arrange to have the Pricing
                         Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended, and will supply by facsimile transmission or by overnight express for delivery by 11:00 a.m. on the Business Day next following the date of acceptance one copy thereof (or additional copies if requested) to each Agent which presented the order (each, a "Presenting Agent") at each address listed below and one copy to the Trustee.
                         The relevant Agent will cause a Prospectus and Pricing
                         Supplement to be delivered to the purchaser of the Registered Note.

                         Copies of Pricing Supplements shall be sent to:

                         if Merrill Lynch & Co. is the Presenting Agent:

                         Merrill Lynch & Co. - Tritech Services
                         4 Corporate Place
                         Corporate Park 287
                         Piscateway, New Jersey 08854

                         Attn:  Final Prospectus Unit/Nachman Kimerling
                         Telephone:   (908) 878-6526
                         Facsimile:   (908) 878-6530

                         Merrill Lynch & Co.
                         Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
                         World Financial Center,
                         North Tower, 23rd Floor
                         New York, New York 10281-1323
                         Attn:  MTN Product Management
                         Telephone:   (212) 449-7582
                         Facsimile:   (212) 449-2234

                         if Golman Sachs & Co. is the Presenting Agent:

                         ------------------------------------

                         ------------------------------------

                         ------------------------------------


                         if J.P. Morgan Securities Inc. is the Presenting Agent:

                         J.P. Morgan Securities Inc.
                         60 Wall Street
                         2nd Floor-Capital Markets
                         New York, New York 10260
                         Telephone:  (212) 648-0787
                         Facsimile:  (212) 837-5939

                         if Morgan Stanley & Co. Incorporated is the Presenting
                         Agent:

                         Morgan Stanley & Co. Incorporated
                         1221 Avenue of the Americas
                         4th Floor
                         New York, New York 10020
                         Attn:  Carlos Cabrera

                         if PaineWebber Incorporated is Presenting Agent:

                         Debt Syndicate
                         PaineWebber Incorporated
                         1285 Avenue of the Americas
                         New York, New York 10019
                         Attn:  Peter Masco
                         Telephone:  (212) 713-3357

                         Facsimile:  (212) 713-2285

                         if Salomon Brothers Inc is the Presenting Agent:

                         Enrique Castro
                         Salomon Brothers Inc
                         8800 Hidden River Parkway
                         Tampa, Florida 33637
                         Telephone:  (813) 558-7165
                         Facsimile:  (813) 558-4123

Suspension of Solicitation;
- - ---------------------------
Amendment or Supplement: The Company may instruct the Agents to suspend
- - -----------------------  solicitation of purchases at any time.  Upon receipt of notice from the Company, the Agents will forthwith
                         suspend solicitation until such time as the Company has
                         advised it that solicitation of purchases may be
                         resumed.

                         If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and the Trustee and will furnish each Agent and Trustee with the proposed amendment or supplement in accordance with the terms of the Agreement. The Company will mail to the Commission for filing therewith any supplement to the Prospectus (including any Pricing Supplement), provide each Agent with copies of any supplement (or, in the case of a Pricing Supplement, provide each relevant Agent with copies of such Pricing Supplement), and confirm to each Agent that such supplement has been mailed for filing with the commission (or, in the case of a Pricing Supplement, confirm such information with each relevant Agent).

                         In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the relevant Agent and the DTC Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:  A copy of the Prospectus and a Pricing Supplement
- - ----------------------   relating to a Book-Entry Note must accompany or precede
                         any written offer of such Note, confirmation of the
                         purchase of such Note and payment of such Note by its
                         purchaser.  If notice of a change in the terms of the
                         Book-Entry Notes is received by an Agent between the
                         time an order for a Book-Entry Note is placed and the
                         time written confirmation thereof is sent by such Agent
                         to a customer or his agent, such confirmation shall be
                         accompanied by a Prospectus and Pricing Supplement
                         setting forth the terms in effect when the order was
                         placed.  Subject to the second preceding paragraph,
                         each Agent will deliver a Prospectus and Pricing
                         Supplement as herein described with respect to each
                         Book-Entry Note sold by it.  The Company will make such
                         delivery if such Note is sold directly by the Company
                         to a purchaser (other than an Agent).

Authenticity of          The Company will cause the Trustee and the
- - ---------------          Authenticating Agent (if other than the Trustee) to
Signatures:              furnish each Agent from time to time with the specimen
- - -----------              signatures of each of the Trustee's or Authenticating
                         Agent's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Authenticating Agent on any Note.

Payment of Selling
- - ------------------
Commissions and          The Company agrees to pay each Agent a commission as
- - ---------------          set forth in the Agreement in the form of a discount
Expenses:                equal to the percentage of the principal amount of each
- - --------                 Note sold by the Company as a result of a solicitation
                         made by such Agent.

           PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Maturities:              Each Certificated Note will have a maturity from date
- - ----------               of issue of not less than nine months and not more than
                         60 years.  A Floating Rate Certificated Note will
                         mature only on an Interest Payment Date for such Note.

                         Any Note denominated in Japanese yen will mature on a date not less than one year after the Original Issue Date for such Note and will not be subject to optional redemption prior to such time.

Currency:                The currency denomination with respect to any
- - --------                 Certificated Note and the payment of principal, premium
                         (if any) and interest (if any) with respect to any such
                         Certificated Note, shall be as set forth therein and in
                         the applicable Pricing Supplement.

Denominations:           Unless otherwise specified in the applicable Pricing
- - -------------            Supplement, Certificated Notes will be issued only in
                         minimum denominations of $100,000 and any larger amount
                         that is an integral multiple of $1,000.  In the case of
                         a Certificated Note having a Specified Currency other
                         than U.S. dollars, the minimum denomination and other
                         authorized denominations shall be set forth in the
                         applicable Pricing Supplement and in such Certificated
                         Note, provided that the minimum denomination of a
                               --------
                         Certificated Note denominated in Japanese yen shall be at least 1,000,000,000 yen.

Registration:            Each Certificated Note will be issued in fully
- - ------------             registered definitive form.

Transfers and Exchanges: A Certificated Note may be presented for transfer or
- - -----------------------  exchange at the corporate trust office of the Trustee.
                         Certificated Notes will be exchangeable for
                         Certificated Notes having identical terms but different
                         authorized denominations without service charge.
                         Certificated Notes will not be exchangeable for Book-
                         Entry Notes.

Interest:                General.  Interest, if any, on each Certificated Note
- - --------                 -------
                         will accrue from the Original Issue Date for the first
                         Interest Payment Period or the last date to which interest has been paid, if any, for each subsequent interest payment period, and will be calculated and paid in the manner described in such Note and in the applicable Pricing Supplement.
                         Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date
                         (provided that, in the case of Floating Rate
                         Certificated Notes that reset daily or weekly, interest payments will include accrued interest to and including the Regular Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity.
                         Interest payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal of such Note is payable.

                         Regular Record Dates.  The Regular Record Date with
                         --------------------
                         respect to any Interest Payment Date for a Fixed Rate Certificated Note shall, unless otherwise specified, be the February 1 or August 1 (whether or not a Business
                         Day) immediately preceding such Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Certificated Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date.

                         Interest Payment Dates on Fixed Rate Certificated
                         -------------------------------------------------
                         Notes.  Unless otherwise specified pursuant to
                         ------
                         Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on February 15 and August 15 of each year and at Maturity; provided, however, that in the case of a
                                   --------  -------
                         Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                         Interest Payment Dates on Floating Rate Certificated
                         ----------------------------------------------------
                         Notes.  Unless otherwise specified, interest payments
                         -----
                         will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Unless otherwise specified, interest will be payable, in the case of Floating Rate Certificated Notes that: reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified; reset quarterly, on the third Wednesday of March, June, September and December of each year; reset semiannually, on the third Wednesday of each of two months specified pursuant to

                         Settlement Procedure "A" below; and reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that
                                                         --------  -------
                         if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate
                         --------  -------
                         Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Date.

Calculation of Interest: Fixed Rate Certificated Notes.  Interest on Fixed Rate
- - -----------------------  -----------------------------
                         Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                         Floating Rate Certificated Notes.  Interest rates on
                         --------------------------------
                         Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth herein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal    All interest payments (excluding interest
- - ---------------------    payments made at Maturity) will be made by check drawn
and Interest:            on the Paying Agent, and mailed to the person entitled
- - -------------            thereto as provided above not later than the applicable
                         Interest Payment Date; provided, however, that a Holder
                                                --------  -------
                         of $10,000,000 (or the equivalent thereof in a
                         Specified Currency other than U.S. dollars) or more in
                         aggregate principal amount of Registered Notes of like
                         tenor and term shall be entitled to receive such U.S.
                         dollar payments by wire transfer of immediately
                         available funds if appropriate wire transfer
                         instructions have been
                         received in writing by the Paying Agent not later than
                         fifteen calendar days prior to the applicable Interest
                         Payment Date. At Maturity, the principal of, premium,
                         if any, and interest on each Certificated Note will be
                         payable in immediately available funds by wire transfer
                         provided that the Paying Agent receives the
                         Certificated Note and appropriate information, in
                         writing. Certificated Notes presented to the Paying
                         Agent or the Trustee will be retained by the Trustee or
                         returned to the Company.

Redemption:              The applicable Pricing Supplement will set forth all
- - ----------               terms, if any, relating to the redemption of Notes
                         prior to Maturity.

Acceptance of Offers:    The Company will have the sole right to accept offers
- - --------------------     to purchase Certificated Notes.  Each Agent will
                         communicate orally or in writing each reasonable offer to purchase Certificated Notes received by it. The
                         Company may reject any offer in whole or in part.  Each
                         Agent may reject any offer received by it in whole or in part in its reasonable discretion.

Settlement:              All offers accepted by the Company will be settled not
- - ----------               later than the fifth Business Day next succeeding the
                         date of acceptance unless otherwise agreed by any purchaser and the Company.

Details for Settlement:  Settlement procedures with regard to each Certificated
- - ----------------------   Note sold by any Agent, as agent, shall be as follows:

                         A. Such Agent will, for each offer to purchase Certificated Notes received by it, provide by telephone or facsimile transmission the following information to the Vice President and Treasurer of the Company or his designee.

                              1.    Exact name of registered owner.

                              2.    Exact address of registered owner (for
                                    interest payments and notices).

                              3. Taxpayer identification number of registered owner.

                              4.    Principal amount of Certificated Note.

                              5.    Interest rate.

                              6.    Date of Note.

                              7.    Settlement date.

                              8.    Stated Maturity.

                              9. In the case of a Fixed Rate Certificated Note, the interest rate and repayment or redemption provisions (if any) or, in the case of a Floating Rate Certificated Note, the Base Rate, Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Dates, Interest Reset Period, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and repayment or redemption provisions (if any) or, in the case of an Indexed Note, the terms of such Note as such terms are identified in the Pricing Supplement relating to such Note.

                              10. The Agent's commission to be paid in the form of a discount upon settlement.

                              11.   Interest Payment Dates.

                              12.   Proceeds.

                              13.   Terms relating to redemption, if any.

                              14.   Denomination.

                              15.   Currency of Certificated Note.

                              16. Any information applicable to Original Issue Discount Notes.

                              17.   Other terms.

                              Such Agent will advise the Company of the foregoing information for each sale made by it in time for the Trustee's authenticating agent, including the Trustee itself if no authenticating agent is appointed (the "Authenticating Agent") to prepare the required Certificated Notes. If the Company rejects an offer, the Company will promptly notify the relevant Agent.

                         B. After receiving the details for each offer from an Agent, the Company will, if it accepts such offer and after recording the details and making any necessary calculations, provide to the Authenticating Agent the information necessary for the Authenticating Agent to prepare each Certificated Note (as more fully set forth in the Agency Agreement dated as of ____________, 1995 among the Company, the Trustee and Morgan Guaranty Trust Company (the "Agency Agreement").

                         C. The Authenticating Agent will complete and distribute a pre-printed 5-ply Note packet containing the following documents (or a 1-ply Note with attached confirmation and 4 appropriately designated photocopies thereof) in forms approved by the Company, the relevant Agent and the Trustee:

                              1.    Certificated Note with customer information.

                              2.    Stub 1 -- For Trustee.

                              3.    Stub 2 -- For relevant Agent.

                              4.    Stub 3 -- For Company.

                              5.    Stub 4 -- For Authenticating Agent.

                              In the event the relevant Agent refuses to accept and pay for such Note because the Note was incorrectly prepared, the relevant Agent shall not be required to credit the Company's account as provided below, or to cause such account to be so credited.

                         D. The Authenticating Agent will deliver the Certificated Note (with the confirmation) and stubs 1 and 2 to the relevant Agent or to its representative designated in writing by it (the "Representative") at an office of the relevant Agent or the Representative located in the borough of Manhattan and south of Chambers Street, and the Agent or its Representative will acknowledge receipt of the Certificated Note by stamping the delivery receipt with the date and time received and returning it to the Authenticating Agent.
                              Such delivery will be made only against such receipt. In the event that the instructions given by the relevant Agent for payment to the account of the Company are revoked, the Company will as promptly as possible credit or, cause to be credited the account of such Agent designated by it for such purpose in an amount of immediately available funds equal to the amount of such payment.

                         E. The relevant Agent or the representative will deliver the Certificated Note (with confirmation) to the customer against payment in immediately available funds. In all cases, receipt by the customer of the Prospectus, appropriately amended or supplemented, must accompany or precede any written offer of the Certificated Note, delivery of the Certificated Note, and confirmation and payment by the customer for the Certificated Note.

                              If the relevant Agent is instructed by the purchaser to deliver the Certificated Note and confirmation to different locations, the Certificated Note and the confirmation will each be accompanied or preceded by the Prospectus, appropriately amended or supplemented, then in effect.

                         F. The relevant Agent or the Representative will obtain the acknowledgment of receipt of the Certificated Note by the customer through completion of stub 2.

                         G. The Authenticating Agent will send by first class mail stub 3 to the Company's Treasury Department. Periodically, the Authenticating

                              Agent will also send to the Company's Treasury Department a statement to the Company setting forth the principal amount of the Notes outstanding as of that date after giving effect to such transaction (or make such reports available through the MPI System). In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate settlement details will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Agreement.

Settlement Procedures    For offers accepted by the Company Settlement
- - ---------------------    Procedures "A" through "G" set forth above shall be
Timetable:               completed on or before the respective times (New York
- - ---------                City time) set forth below.

                    Settlement
                    Procedure        Time
                    ---------        ----

                       A With respect to items 1-3 of Settlement Procedure A, 1:00 p.m. on the second Business Day preceding the date of settlement, and with respect to items 4-14 thereof, 11:00 a.m. on the Business Day immediately following the day of offer; provided,
                                                                      --------
                              that with respect to offers of Certificated Notes denominated in a Specified Currency other than U.S. dollars, items 12-14 thereof shall be provided to the Company by 1:00 p.m. on the day of offer (or as soon as practicable thereafter)

                       B 3:00 p.m. on the Business Day immediately preceding the day of settlement; provided, that
                                                               --------
                              with respect to offers of Notes denominated in a Specified Currency other than U.S. dollars, items 12-14 of Settlement Procedure A shall be provided to the Authenticating Agent by 2:00 p.m. on the day of offer (or as soon as practicable thereafter)

                       C-D    2:15 p.m. on day of settlement

                       E-F    3:00 p.m. on day of settlement

                       G      5:00 p.m. on day of settlement

Confirmation:            Each Agent shall, for each Certificated Note offer
- - ------------             received by it and accepted by the Company, issue a
                         confirmation to the purchaser, setting forth such of the details set forth above as is deemed appropriate by such Agent.

Note Delivery and        Upon instructions from the Company, the Authenticating
- - -----------------        Agent will deliver the Certificated Notes to the
Cash Payment:            relevant Agent or the Representative (for the benefit
- - ------------             of the purchaser).

                         Delivery by the Authenticating Agent of the Certificated Notes will be made in accordance with paragraph D of the Details for Settlement.

Fails:                   For offers received by an Agent, in the event that a
- - -----                    purchaser shall fail to accept delivery of and make
                         payment for a Certificated Note, such Agent will notify the Trustee, the Authenticating Agent and the Company, by telephone, confirmed in writing, and return the Certificated Note to the Authenticating Agent promptly.
                         Upon receipt of the Certificated Note from such Agent, the Authenticating Agent will notify the Company and the Company will as promptly as possible credit or cause to be credited the account of such Agent designated by it for such purpose in an amount of immediately available funds equal to the amount previously credited thereto in respect of the Certificated Note. Such debits and credits will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date.

                         If such fail shall have occurred for any reason other than the failure of such Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchasers within a reasonable period of time as described above, the Company will reimburse such Agent for its actual loss of the use of funds during the period when such funds were credited to the account of the Company.

                         Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Authenticating Agent will void the Note, make the appropriate entries in its records and deliver the Note to the Trustee which will, in turn, make appropriate entries in its records and destroy the Certificated Note.

Maturity:                At Maturity, the principal amount of each Note will be
- - --------                 payable in immediately available funds provided that
                         the Trustee or other paying agent receives the Certificated Note and appropriate information, in writing. Certificated Notes presented to any paying agent or the Trustee will be destroyed by the Trustee.

Procedure for Rate       The Company and the Agents will discuss from time
- - ------------------       to time the rates to be borne by Certificated Notes
Changes:                 that may be sold as a result of the solicitation of
- - -------                  offers by any Agent.  If any offer to purchase a
                         Certificated Note is accepted by the Company, the Company will prepare a Pricing Supplement reflecting the terms of such Certificated Note and will arrange to have the Pricing Supplements filed with the Commission in accordance with the applicable paragraph of Rule
                         424(b) under the Securities Act of 1933, as amended, and will supply by facsimile transmission or by overnight express one copy for delivery by 11:00 a.m.
                         on the Business Day next following the date of acceptance one copy thereof (or additional copies if requested) to each Agent which presented the order
                         (each, a Presenting Agent") at each address listed below and one copy to the Trustee. The Agent which presented the order (each a "Presenting Agent") at each address listed below and one copy to the Trustee. The relevant Agent will cause a Prospectus and Pricing
                         Supplement to be delivered to the purchaser of the Certificated Note. Copies of Pricing Supplements shall be sent to:

                         if Merrill Lynch & Co. is the Presenting Agent:

                         Merrill Lynch & Co.
                         Tritech Services
                         4 Corporate Place
                         Corporate Park 287
                         Piscateway, New Jersey 08854
                         Attn: Final Prospectus Unit/
                         Nachman Kimerling
                         Telephone:  (908) 878-6526
                         Facsimile:  (908) 878-6530

                         Merrill Lynch & Co.
                         Merrill Lynch, Pierce, Fenner &
                         Smith Incorporated
                         Merrill Lynch World Headquarters
                         World Financial Center,
                         North Tower, 23rd Floor
                         New York, New York 10281-1323
                         Attn: MTN Product Management
                         Telephone:  (212) 449-7582
                         Facsimile:  (212) 449-2234

                         if Goldman Sachs & Co. is the Presenting Agent:

                         ------------------------------------

                         ------------------------------------

                         ------------------------------------


                         if J. P. Morgan Securities Inc. is the Presenting
                         Agent:

                         J.P. Morgan Securities Inc.
                         60 Wall Street
                         2nd Floor-Capital Markets
                         New York, New York 10260
                         Telephone:  (212) 648-0787
                         Facsimile:  (212) 837-5939

                         if Morgan Stanley & Co. Incorporated is the Presenting
                         Agent:

                         Morgan Stanley & Co. Incorporated
                         1221 Avenue of the Americas 4th Floor
                         New York, New York 10020
                         Attn:  Carlos Cabrera

                         if PaineWebber Incorporated is Presenting Agent:

                         Debt Syndicate
                         PaineWebber Incorporated
                         1285 Avenue of the Americas
                         New York, New York 10019
                         Attn: Peter Masco
                         Telephone:  (212) 713-3357
                         Facsimile:  (212) 713-2285
                         if Salomon Brothers Inc is the Presenting Agent:

                         Terry Alvarez
                         Salomon Brothers Inc
                         One New York Plaza
                         36th Floor
                         Balancing Operations
                         New York, New York 10004
                         Telephone:  (212) 747-7493
                         Facsimile:  (212) 635-5382

Suspension of Solicitation;
- - ---------------------------
Amendment or Supplement: The Company may instruct the agents to suspend
- - -----------------------  solicitation of purchases at any time.  Upon receipt of notice from the Company, the Agents will forthwith
                         suspend solicitation until such time as the Company has
                         advised them that solicitation of purchases may be
                         resumed.

                         If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and the Trustee and will furnish each Agent and Trustee with the proposed amendment or supplement in accordance with the terms of the Agreement. The Company will mail to the Commission for filing therewith any supplement to the Prospectus (including any Pricing Supplement), provide each Agent with copies of any supplement (or, in the case of a Pricing Supplement, provide each relevant Agent with copies of such Pricing Supplement), and confirm to each Agent that such supplement has been mailed for filing with the Commission (or, in the case of a Pricing Supplement, confirm such information with each relevant Agent).

                         In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the relevant Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Authenticity of
- - ---------------
Signatures:              The Company will cause  the Trustee and the
- - ----------               Authenticating Agent (if other than the Trustee) to
                         furnish each Agent from time to time with the specimen signatures of each of the Trustee's or Authenticating
                         Agent's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Authenticating Agent on any Note.

Payment of Selling
- - ------------------
Commission and Expenses: The Company agrees to pay each Agent a commission as
- - -----------------------  set forth in the Agreement in the form of a discount equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent.